                                 AGREEMENT OF MERGER
                                          OF
                           PORTLAND ACQUISITION CORPORATION
                                         AND
                          AWARD SOFTWARE INTERNATIONAL, INC.

     This Agreement of Merger, dated as of the 23rd day of September, 1998 ("Merger Agreement"), by and among Portland Acquisition Corporation ("Merger Sub"), a California corporation and a wholly owned subsidiary of Phoenix Technologies, Ltd, a Delaware corporation ("Phoenix"), and Award Software International, Inc., a California corporation ("Award" or the "Surviving Corporation").

                                       RECITALS

     A. Award was incorporated in the State of California on March 23, 1983, and as of May 22, 1998 had 7,192,485 shares of its Common Stock, no par value, outstanding ("Award Common").

     B. Merger Sub was incorporated in the State of California on April 3, 1998, and on the date hereof has 1,000 shares of its Common Stock, no par value, outstanding, all of which are owned by Phoenix.

     C. Phoenix, Merger Sub and Award have entered into an Agreement and Plan of Reorganization dated as of April 15, 1998 (the "Reorganization Agreement") providing for certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby. This Merger Agreement and the Reorganization Agreement are intended to be construed together to effectuate their purpose.

     D. The shareholders of Award and Merger Sub and the Board of Directors of Phoenix deem it advisable and in their mutual best interests and in the best interests of the shareholders of Award and Merger Sub, respectively, that Merger Sub be merged with and into Award (the "Merger").

     E. The Boards of Directors of Phoenix, Award and Merger Sub and the shareholders of Merger Sub and Award have approved the Merger. The shareholders of Phoenix have approved the issuance of shares of Common Stock, par value $0.001 per share, of Phoenix ("Phoenix Common") by virtue of the Merger.

                                      AGREEMENTS

     The parties hereto hereby agree as follows:

     1. Merger Sub shall be merged with and into Award, and Award shall be the Surviving Corporation.

     2. The Merger shall become effective at 4:30 p.m. California time on September 24, 1998 (the "Effective Time").

     3. As of the Effective Time, each outstanding share of Common Stock, no par value, of Merger Sub shall be converted into and exchanged for one (1) share of Common Stock, no par value, of the Surviving Corporation.

     4. Upon the Effective Time of the Merger, each outstanding share of Award Common shall be converted automatically into and exchanged for the right to receive 1.225 shares of Phoenix Common ("Merger Consideration"), except that all shares of Award Common that are owned directly or indirectly by Award, Phoenix or any subsidiary of Award or Phoenix shall be canceled, and no cash or securities of Phoenix or other consideration shall be delivered in exchange therefor.

     5. As of the Effective Time all certificates representing shares of Award Common, issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Award Common shall cease to have any rights with respect thereto except the right to receive the appropriate portion of the Merger Consideration upon surrender of such certificate.

     6. Any shares ("Dissenting Shares") of any holder of Award Common who has demanded and perfected appraisal rights for such shares in accordance with the California General Corporation Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights, shall not be converted into Merger Consideration but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the California General Corporation Law. If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, then as of the occurrence of the event which causes the loss of such status, such shares shall be converted into Merger Consideration in accordance with Section 4 hereof.

     7. Notwithstanding any other term or provision hereof, no fraction of a share of Phoenix Common will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Award Common who would otherwise be entitled to a fraction of a share of Phoenix Common (after aggregating all fractional shares of Phoenix Common to be received by such holder) shall receive from Phoenix an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the closing price of a share of Phoenix Common on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market.

     8. The conversion of Award Common as provided by this Merger Agreement shall occur automatically at the Effective Time of the Merger without action by the holders thereof. Each holder of Award Common shall thereupon be entitled to receive Merger Consideration in accordance with Section 4 hereof. Promptly after the Effective Time, such shareholder shall be entitled to receive certificates that represent the number of shares of Phoenix Common Stock issuable to such shareholder under this Merger Agreement upon surrender as set forth in the Reorganization Agreement of such shareholder's certificates which immediately prior to the Effective Time represented outstanding shares of Award Common Stock.

     No dividends or other distributions on Phoenix Common declared or made after the Effective Time shall be paid to the holder of any unsurrendered certificate until the holder of record of such certificate shall surrender such certificate. Subject to the effect, if any, of applicable laws, following surrender of any certificate, there shall be delivered to the person entitled thereto, without interest, the amount of dividends theretofore paid with respect to the Phoenix Common so withheld as of any date subsequent to the Effective Time of the Merger and prior to such date of delivery.

     All Merger Consideration and cash paid in accordance with Section 7 hereof delivered upon the surrender for exchange of shares of Award Common in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Award Common. If, after the Effective Time of the Merger, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 8.

     9. At the Effective Time of the Merger, the separate existence of Merger Sub shall cease, and Award shall succeed, without other transfer, to all of the rights and properties of Merger Sub and shall be subject to all the debts and liabilities thereof in the same manner as if Award had itself incurred them.

     10. Upon the Merger becoming effective, the Articles of Incorporation of the Surviving Corporation shall be amended in full to read as set forth in EXHIBIT A attached hereto.

     11. (a) Notwithstanding the approval of this Merger Agreement by the shareholders of Award and Merger Sub, this Merger Agreement may be terminated at any time prior to the Effective Time of the Merger by mutual agreement of the Boards of Directors of Phoenix and Award.

          (b) Notwithstanding the approval of this Merger Agreement by the shareholders of Award and Merger Sub, this Merger Agreement shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided at any time prior to the Effective Time of the Merger.

          (c) In the event of the termination of this Merger Agreement as provided above, this Merger Agreement shall forthwith become void and there shall be no liability on the part of Award, Phoenix or Merger Sub or their respective officers or directors, except as otherwise provided in the Reorganization Agreement.

          (d) This Merger Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

          (e) This Merger Agreement may be amended by the parties hereto any time before or after approval hereof by the shareholders of Award and Merger Sub, but, after such approval, no amendments shall be made which by law require the further approval of such shareholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first written above.

PORTLAND ACQUISITION CORPORATION


/S/  JACK KAY
-----------------------------
Jack Kay, President


/S/  STUART J. NICHOLS
-----------------------------
Stuart J. Nichols, Secretary


AWARD SOFTWARE INTERNATIONAL, INC.


/S/  GEORGE C. HUANG
-----------------------------
George C. Huang, President


/S/  KEVIN J. BERRY
-----------------------------
Kevin J. Berry, Secretary

                                      EXHIBIT A
                              ARTICLES OF INCORPORATION
                                          OF
                          AWARD SOFTWARE INTERNATIONAL, INC.

                                      ARTICLE I

The name of this corporation is "Award Software International, Inc."

                                      ARTICLE II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                     ARTICLE III

     This corporation is authorized to issue one class of stock, designated Common Stock. The total number of shares of Common Stock which this corporation is authorized to issue is One Thousand (1,000).

                                      ARTICLE IV

     (a) LIMITATION OF DIRECTOR'S LIABILITY. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     (b) INDEMNIFICATION OF CORPORATE AGENTS. The corporation is authorized to indemnify the directors and officers to the fullest extent permissible under California law.

     (c) REPEAL OR MODIFICATION. Any amendment, repeal or modification of the foregoing provision of this Article V shall not adversely affect any right of indemnification or limitation of liability of an agent of this corporation relating to acts or omissions occurring prior to such amendment, repeal or modification.

                                OFFICERS' CERTIFICATE
                                          OF
                           PORTLAND ACQUISITION CORPORATION


     Jack Kay, President and Stuart J. Nichols, Secretary, of Portland Acquisition Corporation, a corporation duly organized and existing under the laws of the State of California (the "Corporation"), do hereby certify that:

     1. They are the duly elected, acting and qualified President and the Secretary, respectively, of the Corporation.

     2. There is only one authorized class of shares of the Corporation, consisting of 1,000 shares of Common Stock, no par value, and the total number of issued and outstanding shares is 1,000, all of which are held by Phoenix Technologies, Ltd, a Delaware corporation ("Phoenix").

     3. The Agreement of Merger in the form attached was approved by the board of directors and the shareholder of the Corporation in accordance with the General Corporation Law of the State of California.

     4. The shareholder approval was 100% of the outstanding shares of the Corporation. The required vote was a majority of the outstanding shares of Common Stock, no par value, of the Corporation.

     5. The stockholders of Phoenix have approved the issuance of shares of Common Stock, par value $0.001 per share, of Phoenix by virtue of the Merger in accordance with the Delaware General Corporation Law.

     The undersigned declare under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed in San Jose, California, on September 23, 1998.


/S/  JACK KAY
-----------------------------
Jack Kay, President


/S/  STUART J. NICHOLS
-----------------------------
Stuart J. Nichols, Secretary

                                OFFICERS' CERTIFICATE
                                          OF
                          AWARD SOFTWARE INTERNATIONAL, INC.

     George C. Huang, President, and Kevin J. Berry, Secretary, of Award Software International, Inc., a corporation duly organized and existing under the laws of the State of California (the "Corporation"), do hereby certify:

     1. They are the duly elected, acting and qualified President and the Secretary, respectively, of the Corporation.

     2. The authorized capital stock of the Corporation consists of 40,000,000 shares of Common Stock, no par value, of which there were 7,192,485 shares outstanding and entitled to vote on the Agreement of Merger in the form attached, and 5,000,000 shares of Preferred Stock, no par value, of which no shares are issued or outstanding or entitled to vote on the Agreement of Merger in the form attached.

     3. The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the Corporation in accordance with the General Corporation Law of the State of California.

     4. The shareholder approval was by the holders of 75% of the outstanding shares of the Corporation. The required vote was a majority of the outstanding shares of Common Stock, no par value, of the Corporation.

     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed in Mountain View, California, on September 23, 1998.


/S/  GEORGE C. HUANG
-----------------------------
George C. Huang, President

/S/  KEVIN J. BERRY
-----------------------------
Kevin J. Berry, Secretary